ACE Securities Corp. Home Equity Loan Trust Series 2006-CW1	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp

$809,240,000 (Approximate)
Home Equity Loan Trust Series 2006-CW1

ACE Securities Corp (Depositor) ACE Securities Corp Home Equity Loan Trust, Series 2006-CW1 (Issuing Entity)

July 12, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-CW1

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED July 12, 2006

ACE Securities Corp.
Home Equity Loan Trust, Series 2006-CW1

$809,240,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	$348,483,000	Float	2.35	1 - 87	0	ACT/360	July 2036	AAA / Aaa
A-2A	152,935,000	Float	1.00	1 - 22	0	ACT/360	July 2036	AAA / Aaa
A-2B	47,569,000	Float	2.00	22 - 27	0	ACT/360	July 2036	AAA / Aaa
A-2C	75,530,000	Float	3.50	27 - 67	0	ACT/360	July 2036	AAA / Aaa
A-2D	42,114,000	Float	6.90	67 - 87	0	ACT/360	July 2036	AAA / Aaa
M-1	29,956,000	Float	3.63	41 - 47	0	ACT/360	July 2036	AA+ / Aa1
M-2	27,425,000	Float	5.13	47 - 83	0	ACT/360	July 2036	AA / Aa2
M-3	16,033,000	Float	7.24	83 - 87	0	ACT/360	July 2036	AA- / Aa3
M-4	13,923,000	Float	4.88	40 - 87	0	ACT/360	July 2036	A+ / A1
M-5	13,923,000	Float	4.87	39 - 87	0	ACT/360	July 2036	A / A2
M-6	12,236,000	Float	4.85	39 - 87	0	ACT/360	July 2036	A- / A3
M-7	11,814,000	Float	4.84	38 - 87	0	ACT/360	July 2036	BBB+ / Baa1
M-8	9,704,000	Float	4.83	38 - 87	0	ACT/360	July 2036	BBB / Baa2
M-9	7,595,000	Float	4.83	38 - 87	0	ACT/360	July 2036	BBB- / Baa3

Total Offered	$809,240,000

Non-Offered Certificates
M-10	4,641,000	Float	* Not Offered *
M-11	8,438,000	Float	* Not Offered *
Total Non-Offered	$13,079,000

Total	$822,319,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )
Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview

Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are the only certificates offered by this free writing prospectus. The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are not offered hereby. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,910 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $843,837,521 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will consist of approximately 2,771 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $441,118,026 and the Group II Mortgage Loans will consist of approximately 2,139 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $402,719,496.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor: ACE Securities Corp. (“ACE”)

Issuing Entity: ACE Securities Corp. Home Equity Loan Trust, Series 2006-CW1. The Issuing Entity is also referred to herein as the trust.

Master Servicer and Securities Administrator: Wells Fargo Bank, National Association

Servicer: Countrywide Home Loans Servicing LP

Trustee: HSBC Bank USA, National Association

Custodians: Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager: Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter: Deutsche Bank Securities Inc.

Swap Provider: TBD

Cut-off Date:	July 1, 2006

Expected Pricing: Week of July 11, 2006

Expected Closing Date: On or about July 25, 2006

Record Date:
For so long as the Class A Certificates and Class M Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Class A Certificates and Class M Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in August 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business.

Servicer Remittance Date:
The 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a Business Day, the Servicer Remittance Date for such month shall be the Business Day immediately preceding such 18th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date .

Interest Accrual Period:
Interest will initially accrue on the Class A Certificates and Class M Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Class A Certificates and Class M Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately [0.514%] for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any) 3) Overcollateralization (“OC”); and 4) Subordination

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 2.55% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 5.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in August 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 42.00%.

Credit Enhancement Percentage:
As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	21.00%	42.00%
M-1	AA+ / Aa1	17.45%	34.90%
M-2	AA / Aa2	14.20%	28.40%
M-3	AA- / Aa3	12.30%	24.60%
M-4	A+ / A1	10.65%	21.30%
M-5	A / A2	9.00%	18.00%
M-6	A- / A3	7.55%	15.10%
M-7	BBB+ / Baa1	6.15%	12.30%
M-8	BBB / Baa2	5.00%	10.00%
M-9	BBB- / Baa3	4.10%	8.20%
M-10	BB+ / Ba1	3.55%	7.10%
M-11	BB / Ba2	2.55%	5.10%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of 12 and a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date (not caused by the occurrence of a Swap Provider trigger event) and the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-CW1 Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement” which will be effective commencing on the Distribution Date in August 2006 and ending immediately following the Distribution Date in January 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 and Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of 7.50% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates, Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement” which will be effective commencing on the Distribution Date in August 2006 and ending immediately following the Distribution Date in January 2007 to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D and Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a strike rate of 7.50% for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C, Class A-2D and Mezzanine Certificates, and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $738,774,499. Beginning with the Distribution Date in February 2007, the Trust (through a supplemental interest trust) will be obligated to pay to the Swap Provider an amount equal to the product of (i) 5.555%, (ii) the notional amount as set forth in the Swap Agreement and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A Certificates and Class M Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the notional amount as set forth in the Swap Agreement and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:
The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any net swap payment received required to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 42.00% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the Class A certificate principal balance is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, until the Class M-1, Class M-2 and Class M-3 Certificates together reach approximately a 24.60% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), second to the Class M-4 Certificates until it reaches approximately a 21.30% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), third to the Class M-5 Certificates until it reaches approximately a 18.00% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), fourth to the Class M-6 Certificates until it reaches approximately a 15.10% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), fifth to the Class M-7 Certificates until it reaches approximately a 12.30% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), sixth to the Class M-8 Certificates until it reaches approximately a 10.00% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), seventh to the Class M-9 Certificates until it reaches approximately a 8.20% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), eighth to the Class M-10 Certificates until it reaches approximately a 7.10% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and ninth to the Class M-11 Certificates until it reaches approximately a 5.10% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.
Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 38.00% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
August 2008 to July 2009	1.20%, plus 1/12th of 1.45% for each month thereafter
August 2009 to July 2010	2.65%, plus 1/12th of 1.60% for each month thereafter
August 2010 to July 2011	4.25%, plus 1/12th of 1.30% for each month thereafter
August 2011 to July 2012	5.55%, plus 1/12th of 0.70% for each month thereafter
August 2012 to July 2013	6.25%, plus 1/12th of 0.10% for each month thereafter
August 2013 and thereafter	6.35%

Payment Priority:
I. On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:
1.  To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.  To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.  From excess interest, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.  From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.  From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.  From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.  From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
10.  To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the Pooling and Servicing Agreement.

II. Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:
1.  To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.  To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
4.  To pay any principal to the Class A Certificates and Mezzanine Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*
5.  To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.
6.  To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.  To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

ERISA:
It is expected that the Class A Certificates and Class M Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Class A Certificates and Class M Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Class A Certificates and Class M Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Group I Cap Schedule			Group II Cap Schedule
Payment Date	Notional Amount ($)	Strike Rate (%)	Payment Date	Notional Amount ($)	Strike Rate (%)
8/25/2006	$ 441,118,026	7.50	8/25/2006	$ 402,719,496	7.50
9/25/2006	$ 436,789,480	7.50	9/25/2006	$ 398,956,933	7.50
10/25/2006	$ 431,714,598	7.50	10/25/2006	$ 394,536,582	7.50
11/25/2006	$ 425,903,133	7.50	11/25/2006	$ 389,466,522	7.50
12/25/2006	$ 419,368,727	7.50	12/25/2006	$ 383,758,121	7.50
1/25/2007	$ 412,128,860	7.50	1/25/2007	$ 377,426,060	7.50

Swap Schedule
Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
8/25/2006	$ -	4/25/2009	$ 187,013,137
9/25/2006	$ -	5/25/2009	$ 179,315,197
10/25/2006	$ -	6/25/2009	$ 171,945,039
11/25/2006	$ -	7/25/2009	$ 164,884,889
12/25/2006	$ -	8/25/2009	$ 158,121,391
1/25/2007	$ -	9/25/2009	$ 151,641,784
2/25/2007	$ 738,774,499	10/25/2009	$ 145,433,877
3/25/2007	$ 714,410,158	11/25/2009	$ 139,486,011
4/25/2007	$ 688,369,440	12/25/2009	$ 133,787,309
5/25/2007	$ 660,852,881	1/25/2010	$ 128,326,781
6/25/2007	$ 634,437,886	2/25/2010	$ 123,094,229
7/25/2007	$ 609,084,922	3/25/2010	$ 118,079,907
8/25/2007	$ 584,751,184	4/25/2010	$ 113,274,501
9/25/2007	$ 561,395,304	5/25/2010	$ 108,669,100
10/25/2007	$ 538,977,752	6/25/2010	$ 104,255,302
11/25/2007	$ 517,460,759	7/25/2010	$ 100,024,812
12/25/2007	$ 496,807,777	8/25/2010	$ 95,969,831
1/25/2008	$ 476,983,904	9/25/2010	$ 92,082,904
2/25/2008	$ 457,901,601	10/25/2010	$ 88,356,900
3/25/2008	$ 439,473,441	11/25/2010	$ 84,784,997
4/25/2008	$ 420,781,547
5/25/2008	$ 370,326,371
6/25/2008	$ 327,855,635
7/25/2008	$ 292,076,263
8/25/2008	$ 262,245,816
9/25/2008	$ 251,323,956
10/25/2008	$ 240,894,077
11/25/2008	$ 230,909,844
12/25/2008	$ 221,355,400
1/25/2009	$ 212,205,676
2/25/2009	$ 203,443,141
3/25/2009	$ 195,050,981

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.31	4.40	2.35	1.67	1.24
	First Payment Date	Aug-06	Aug-06	Aug-06	Aug-06	Aug-06
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Feb-09

A-2A	Avg Life	13.36	1.57	1.00	0.83	0.68
	First Payment Date	Aug-06	Aug-06	Aug-06	Aug-06	Aug-06
	Last Payment Date	Oct-26	Aug-09	May-08	Jan-08	Oct-07

A-2B	Avg Life	21.63	3.66	2.00	1.74	1.41
	First Payment Date	Oct-26	Aug-09	May-08	Jan-08	Oct-07
	Last Payment Date	Jun-29	Nov-10	Oct-08	Jun-08	Mar-08

A-2C	Avg Life	25.58	6.88	3.50	2.29	1.87
	First Payment Date	Jun-29	Nov-10	Oct-08	Jun-08	Mar-08
	Last Payment Date	May-34	Dec-16	Feb-12	Jun-09	Sep-08

A-2D	Avg Life	28.61	12.76	6.90	5.01	2.49
	First Payment Date	May-34	Dec-16	Feb-12	Jun-09	Sep-08
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Apr-09

M-1	Avg Life	25.10	5.60	3.63	4.10	3.88
	First Payment Date	Feb-30	Sep-10	Dec-09	Apr-10	Apr-09
	Last Payment Date	Feb-33	Oct-13	Jun-10	Dec-10	Aug-10

M-2	Avg Life	27.71	9.65	5.13	4.89	4.08
	First Payment Date	Feb-33	Oct-13	Jun-10	Dec-10	Aug-10
	Last Payment Date	Apr-35	Jun-19	Jun-13	Jan-12	Aug-10

M-3	Avg Life	28.83	13.39	7.24	5.50	4.08
	First Payment Date	Apr-35	Jun-19	Jun-13	Jan-12	Aug-10
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

M-4	Avg Life	26.89	8.82	4.88	4.25	3.87
	First Payment Date	Feb-30	Sep-10	Nov-09	Mar-10	Mar-10
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

M-5	Avg Life	26.89	8.82	4.87	4.17	3.70
	First Payment Date	Feb-30	Sep-10	Oct-09	Jan-10	Jan-10
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	26.89	8.82	4.85	4.11	3.57
	First Payment Date	Jan-30	Sep-10	Oct-09	Dec-09	Nov-09
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

M-7	Avg Life	26.89	8.82	4.84	4.06	3.48
	First Payment Date	Jan-30	Sep-10	Sep-09	Nov-09	Sep-09
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

M-8	Avg Life	26.89	8.82	4.83	4.03	3.40
	First Payment Date	Jan-30	Sep-10	Sep-09	Oct-09	Aug-09
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

M-9	Avg Life	26.89	8.82	4.83	4.00	3.35
	First Payment Date	Jan-30	Sep-10	Sep-09	Oct-09	Jul-09
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

M-10	Avg Life	26.89	8.82	4.82	3.98	3.30
	First Payment Date	Jan-30	Sep-10	Aug-09	Sep-09	Jul-09
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

M-11	Avg Life	26.89	8.82	4.81	3.96	3.28
	First Payment Date	Jan-30	Sep-10	Aug-09	Sep-09	Jun-09
	Last Payment Date	May-35	Dec-19	Oct-13	Jan-12	Aug-10

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.35	4.70	2.53	1.81	1.24
	First Payment Date	Aug-06	Aug-06	Aug-06	Aug-06	Aug-06
	Last Payment Date	Apr-36	May-32	May-22	Jan-19	Feb-09

A-2A	Avg Life	13.36	1.57	1.00	0.83	0.68
	First Payment Date	Aug-06	Aug-06	Aug-06	Aug-06	Aug-06
	Last Payment Date	Oct-26	Aug-09	May-08	Jan-08	Oct-07

A-2B	Avg Life	21.63	3.66	2.00	1.74	1.41
	First Payment Date	Oct-26	Aug-09	May-08	Jan-08	Oct-07
	Last Payment Date	Jun-29	Nov-10	Oct-08	Jun-08	Mar-08

A-2C	Avg Life	25.58	6.88	3.50	2.29	1.87
	First Payment Date	Jun-29	Nov-10	Oct-08	Jun-08	Mar-08
	Last Payment Date	May-34	Dec-16	Feb-12	Jun-09	Sep-08

A-2D	Avg Life	28.86	15.35	8.71	6.52	2.49
	First Payment Date	May-34	Dec-16	Feb-12	Jun-09	Sep-08
	Last Payment Date	Apr-36	Oct-32	May-23	Feb-20	Apr-09

M-1	Avg Life	25.10	5.60	3.63	4.10	4.11
	First Payment Date	Feb-30	Sep-10	Dec-09	Apr-10	Apr-09
	Last Payment Date	Feb-33	Oct-13	Jun-10	Dec-10	May-11

M-2	Avg Life	27.71	9.65	5.13	4.89	5.58
	First Payment Date	Feb-33	Oct-13	Jun-10	Dec-10	May-11
	Last Payment Date	Apr-35	Jun-19	Jun-13	Feb-12	Mar-13

M-3	Avg Life	29.28	17.12	9.66	7.49	7.88
	First Payment Date	Apr-35	Jun-19	Jun-13	Feb-12	Mar-13
	Last Payment Date	Mar-36	Feb-30	Dec-20	Nov-17	Apr-16

M-4	Avg Life	26.99	9.58	5.37	4.64	4.17
	First Payment Date	Feb-30	Sep-10	Nov-09	Mar-10	Mar-10
	Last Payment Date	Feb-36	Aug-27	Oct-18	Jan-16	Aug-13

M-5	Avg Life	26.99	9.54	5.33	4.55	3.98
	First Payment Date	Feb-30	Sep-10	Oct-09	Jan-10	Jan-10
	Last Payment Date	Feb-36	Dec-26	Apr-18	Sep-15	May-13

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	26.98	9.50	5.28	4.46	3.83
	First Payment Date	Jan-30	Sep-10	Oct-09	Dec-09	Nov-09
	Last Payment Date	Feb-36	Mar-26	Oct-17	Apr-15	Jan-13

M-7	Avg Life	26.98	9.44	5.23	4.38	3.71
	First Payment Date	Jan-30	Sep-10	Sep-09	Nov-09	Sep-09
	Last Payment Date	Jan-36	May-25	Mar-17	Oct-14	Sep-12

M-8	Avg Life	26.97	9.35	5.17	4.31	3.60
	First Payment Date	Jan-30	Sep-10	Sep-09	Oct-09	Aug-09
	Last Payment Date	Dec-35	May-24	Aug-16	Apr-14	Apr-12

M-9	Avg Life	26.96	9.25	5.10	4.23	3.52
	First Payment Date	Jan-30	Sep-10	Sep-09	Oct-09	Jul-09
	Last Payment Date	Nov-35	May-23	Dec-15	Oct-13	Dec-11

M-10	Avg Life	26.95	9.14	5.03	4.16	3.43
	First Payment Date	Jan-30	Sep-10	Aug-09	Sep-09	Jul-09
	Last Payment Date	Oct-35	Apr-22	Apr-15	Apr-13	Jul-11

M-11	Avg Life	26.92	8.99	4.91	4.05	3.35
	First Payment Date	Jan-30	Sep-10	Aug-09	Sep-09	Jun-09
	Last Payment Date	Sep-35	Jul-21	Nov-14	Dec-12	Apr-11

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	8/25/2006	19.975	46	5/25/2010	18.380
2	9/25/2006	19.975	47	6/25/2010	17.962
3	10/25/2006	20.224	48	7/25/2010	18.175
4	11/25/2006	19.976	49	8/25/2010	17.759
5	12/25/2006	20.225	50	9/25/2010	17.660
6	1/25/2007	19.976	51	10/25/2010	17.884
7	2/25/2007	21.422	52	11/25/2010	17.522
8	3/25/2007	21.507	53	12/25/2010	12.125
9	4/25/2007	21.056	54	1/25/2011	11.723
10	5/25/2007	20.930	55	2/25/2011	11.712
11	6/25/2007	20.637	56	3/25/2011	12.956
12	7/25/2007	20.526	57	4/25/2011	11.692
13	8/25/2007	20.234	58	5/25/2011	12.100
14	9/25/2007	20.036	59	6/25/2011	11.699
15	10/25/2007	19.943	60	7/25/2011	12.078
16	11/25/2007	19.654	61	8/25/2011	11.678
17	12/25/2007	19.568	62	9/25/2011	11.667
18	1/25/2008	19.289	63	10/25/2011	12.045
19	2/25/2008	19.107	64	11/25/2011	11.647
20	3/25/2008	19.156	65	12/25/2011	12.024
21	4/25/2008	19.010	66	1/25/2012	11.625
22	5/25/2008	19.258	67	2/25/2012	11.615
23	6/25/2008	18.408	68	3/25/2012	12.404
24	7/25/2008	17.992	69	4/25/2012	11.593
25	8/25/2008	17.310	70	5/25/2012	11.969
26	9/25/2008	17.175	71	6/25/2012	11.572
27	10/25/2008	17.433	72	7/25/2012	11.947
28	11/25/2008	17.770	73	8/25/2012	11.551
29	12/25/2008	17.854	74	9/25/2012	11.540
30	1/25/2009	17.515	75	10/25/2012	11.914
31	2/25/2009	17.390	76	11/25/2012	11.519
32	3/25/2009	17.974	77	12/25/2012	11.892
33	4/25/2009	17.353	78	1/25/2013	11.497
34	5/25/2009	18.208	79	2/25/2013	11.486
35	6/25/2009	17.834	80	3/25/2013	12.705
36	7/25/2009	17.976	81	4/25/2013	11.465
37	8/25/2009	17.604	82	5/25/2013	11.836
38	9/25/2009	17.491	83	6/25/2013	11.443
39	10/25/2009	17.841	84	7/25/2013	11.813
40	11/25/2009	18.160	85	8/25/2013	11.421
41	12/25/2009	18.339	86	9/25/2013	11.410	*PPC: 100% (ARM); PPC: 100% (Fixed)
42	1/25/2010	17.942	87	10/25/2013	11.779	*1 Month LIBOR: 20%
43	2/25/2010	17.834				*6 Month Libor: 20%
44	3/25/2010	18.674				*Includes Net Swap Payments received from the Swap Provider
45	4/25/2010	17.750				*Includes Cap proceeds

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	8/25/2006	19.853	46	5/25/2010	16.579
2	9/25/2006	19.853	47	6/25/2010	16.218
3	10/25/2006	20.099	48	7/25/2010	16.372
4	11/25/2006	19.853	49	8/25/2010	16.013
5	12/25/2006	20.098	50	9/25/2010	15.914
6	1/25/2007	19.853	51	10/25/2010	16.079
7	2/25/2007	21.299	52	11/25/2010	15.735
8	3/25/2007	21.371	53	12/25/2010	10.277
9	4/25/2007	20.933	54	1/25/2011	9.934
10	5/25/2007	20.803	55	2/25/2011	9.923
11	6/25/2007	20.513	56	3/25/2011	10.975
12	7/25/2007	20.395	57	4/25/2011	9.903
13	8/25/2007	20.107	58	5/25/2011	10.233
14	9/25/2007	19.908	59	6/25/2011	9.894
15	10/25/2007	19.807	60	7/25/2011	10.212
16	11/25/2007	19.521	61	8/25/2011	9.872
17	12/25/2007	19.431	62	9/25/2011	9.860
18	1/25/2008	19.147	63	10/25/2011	10.178
19	2/25/2008	18.963	64	11/25/2011	9.840
20	3/25/2008	18.998	65	12/25/2011	10.158
21	4/25/2008	18.709	66	1/25/2012	9.819
22	5/25/2008	18.700	67	2/25/2012	9.808
23	6/25/2008	17.861	68	3/25/2012	10.473
24	7/25/2008	17.414	69	4/25/2012	9.786
25	8/25/2008	16.745	70	5/25/2012	10.103
26	9/25/2008	16.607	71	6/25/2012	9.767
27	10/25/2008	16.731	72	7/25/2012	10.081
28	11/25/2008	16.924	73	8/25/2012	9.745
29	12/25/2008	16.977	74	9/25/2012	9.734
30	1/25/2009	16.660	75	10/25/2012	10.048
31	2/25/2009	16.531	76	11/25/2012	9.714
32	3/25/2009	17.020	77	12/25/2012	10.027
33	4/25/2009	16.380	78	1/25/2013	9.693
34	5/25/2009	16.967	79	2/25/2013	9.683
35	6/25/2009	16.632	80	3/25/2013	10.708
36	7/25/2009	16.727	81	4/25/2013	9.661
37	8/25/2009	16.393	82	5/25/2013	9.972
38	9/25/2009	16.277	83	6/25/2013	9.640
39	10/25/2009	16.476	84	7/25/2013	9.951
40	11/25/2009	16.623	85	8/25/2013	9.619
41	12/25/2009	16.750	86	9/25/2013	9.609	*PPC: 100% (ARM); PPC: 100% (Fixed)
42	1/25/2010	16.398	87	10/25/2013	9.918	*1 Month LIBOR: 20%
43	2/25/2010	16.288				*6 Month Libor: 20%
44	3/25/2010	16.960				*Includes Net Swap Payments received from the Swap Provider
45	4/25/2010	16.137				*Includes Cap proceeds

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	8/25/2006	19.917	46	5/25/2010	17.514
2	9/25/2006	19.917	47	6/25/2010	17.108
3	10/25/2006	20.164	48	7/25/2010	17.276
4	11/25/2006	19.917	49	8/25/2010	16.874
5	12/25/2006	20.165	50	9/25/2010	16.774
6	1/25/2007	19.917	51	10/25/2010	16.968
7	2/25/2007	21.363	52	11/25/2010	16.614
8	3/25/2007	21.442	53	12/25/2010	11.185
9	4/25/2007	20.997	54	1/25/2011	10.812
10	5/25/2007	20.869	55	2/25/2011	10.800
11	6/25/2007	20.578	56	3/25/2011	11.945
12	7/25/2007	20.463	57	4/25/2011	10.779
13	8/25/2007	20.173	58	5/25/2011	11.146
14	9/25/2007	19.975	59	6/25/2011	10.776
15	10/25/2007	19.878	60	7/25/2011	11.123
16	11/25/2007	19.591	61	8/25/2011	10.752
17	12/25/2007	19.503	62	9/25/2011	10.741
18	1/25/2008	19.221	63	10/25/2011	11.087
19	2/25/2008	19.038	64	11/25/2011	10.719
20	3/25/2008	19.081	65	12/25/2011	11.064
21	4/25/2008	18.867	66	1/25/2012	10.696
22	5/25/2008	18.992	67	2/25/2012	10.684
23	6/25/2008	18.147	68	3/25/2012	11.408
24	7/25/2008	17.716	69	4/25/2012	10.661
25	8/25/2008	17.041	70	5/25/2012	11.005
26	9/25/2008	16.904	71	6/25/2012	10.639
27	10/25/2008	17.098	72	7/25/2012	10.982
28	11/25/2008	17.366	73	8/25/2012	10.616
29	12/25/2008	17.435	74	9/25/2012	10.604
30	1/25/2009	17.107	75	10/25/2012	10.946
31	2/25/2009	16.980	76	11/25/2012	10.582
32	3/25/2009	17.519	77	12/25/2012	10.923
33	4/25/2009	16.888	78	1/25/2013	10.559
34	5/25/2009	17.616	79	2/25/2013	10.548
35	6/25/2009	17.260	80	3/25/2013	11.665
36	7/25/2009	17.380	81	4/25/2013	10.524
37	8/25/2009	17.026	82	5/25/2013	10.863
38	9/25/2009	16.912	83	6/25/2013	10.501
39	10/25/2009	17.191	84	7/25/2013	10.840
40	11/25/2009	17.428	85	8/25/2013	10.479
41	12/25/2009	17.583	86	9/25/2013	10.467	*PPC: 100% (ARM); PPC: 100% (Fixed)
42	1/25/2010	17.208	87	10/25/2013	10.804	*1 Month LIBOR: 20%
43	2/25/2010	17.100				*6 Month Libor: 20%
44	3/25/2010	17.862				*Includes Net Swap Payments received from the Swap Provider
45	4/25/2010	16.987				*Includes Cap proceeds

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	204	5.3450	5.6294	204	45	430	5.6270	5.7157	418
2	204	5.5055	5.6842	189	46	442	5.6258	5.7275	433
3	222	5.6004	5.7073	198	47	431	5.6263	5.7389	421
4	204	5.5909	5.7170	180	48	441	5.6266	5.7504	431
5	222	5.6490	5.7262	193	49	430	5.6907	5.7637	415
6	204	5.6940	5.7231	170	50	429	5.6922	5.7649	414
7	201	5.6557	5.7072	202	51	439	5.6943	5.7647	425
8	205	5.6460	5.6897	204	52	428	5.6952	5.7662	415
9	202	5.6603	5.6753	201	53	446	5.6959	5.7666	420
10	203	5.6451	5.6568	202	54	427	5.6974	5.7678	400
11	202	5.6306	5.6404	201	55	426	5.6983	5.7684	399
12	204	5.6008	5.6224	202	56	480	5.6977	5.7699	456
13	202	5.5611	5.6108	201	57	424	5.7002	5.7741	397
14	202	5.5547	5.6044	200	58	442	5.6998	5.7744	416
15	205	5.5478	5.5967	203	59	423	5.7006	5.7765	396
16	203	5.5428	5.5904	200	60	440	5.7008	5.7785	414
17	206	5.5343	5.5826	203	61	421	5.7098	5.7795	393
18	203	5.5288	5.5770	201	62	421	5.7109	5.7793	392
19	203	5.5225	5.5698	201	63	438	5.7095	5.7781	411
20	211	5.5146	5.5761	208	64	419	5.7112	5.7781	390
21	224	5.5092	5.5837	221	65	436	5.7101	5.7771	409
22	307	5.5028	5.5909	303	66	417	5.7092	5.7768	389
23	299	5.4955	5.6004	295	67	416	5.7088	5.7756	388
24	305	5.4888	5.6087	300	68	452	5.7081	5.7865	426
25	296	5.5576	5.6200	288	69	415	5.7074	5.7989	387
26	296	5.5557	5.6173	288	70	432	5.7061	5.8085	406
27	319	5.5537	5.6143	311	71	413	5.7060	5.8215	386
28	370	5.5525	5.6139	362	72	430	5.7062	5.8308	405
29	378	5.5503	5.6107	370	73	411	5.7713	5.8417	378
30	370	5.5496	5.6085	362	74	411	5.7712	5.8417	377
31	370	5.5467	5.6075	361	75	428	5.7704	5.8397	397
32	395	5.5436	5.6187	388	76	409	5.7719	5.8390	377
33	378	5.5440	5.6330	370	77	426	5.7694	5.8376	396
34	443	5.5399	5.6474	436	78	407	5.7693	5.8371	376
35	434	5.5381	5.6616	426	79	407	5.7689	5.8356	375
36	442	5.5354	5.6748	435	80	460	5.7662	5.8415	433
37	433	5.6199	5.6907	421	81	405	5.7666	5.8473	374
38	424	5.6212	5.6912	412	82	422	5.7650	5.8515	393
39	437	5.6232	5.6906	425	83	403	5.7642	5.8579	373
40	432	5.6234	5.6917	421	84	421	5.7623	5.8613	392
41	441	5.6237	5.6917	431	85	402	5.7988	5.8665	368
42	431	5.6253	5.6926	420	86	401	5.7967	5.8649	367
43	430	5.6254	5.6928	419	87	419	5.7951	5.8621	386
44	461	5.6245	5.7031	451
*Includes Net Swap Payments received from and paid to the Swap Provider.

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	4,910	Index Type:
Aggregate Principal Balance:	$843,837,521	6 Month LIBOR:	63.83%
Conforming Principal Balance Loans:	$694,737,206	Fixed Rate:	36.17%
Average Principal Balance:	$171,861	W.A. Initial Periodic Cap:	1.753%
Range:	$11,983 - $840,037	W.A. Subsequent Periodic Cap:	1.419%
W.A. Coupon:	8.178%	W.A. Lifetime Rate Cap:	6.856%
Range:	4.875% - 15.250%	Property Type:
W.A. Gross Margin:	6.929%	Single Family:	71.91%
Range:	2.900% - 12.100%	PUD:	19.07%
W.A. Remaining Term (months):	350	Condo:	6.42%
Range (months):	174 - 359	2-4 Family:	2.60%
W.A. Seasoning (months):	3	Townhouse:	0.00%
Latest Maturity Date:	June 1, 2036	Modular:	0.00%
State Concentration (Top 5):		Occupancy Status:
California:	23.05%	Primary:	96.59%
Florida:	15.39%	Investment:	2.68%
Texas:	6.30%	Second Home:	0.73%
Illinois:	4.55%	Documentation Status:
Arizona:	4.14%	Full:	61.42%
W.A. Original Combined LTV:	79.67%	Stated:	38.58%
Range:	8.98% - 100.00%	Limited:	0.00%
First Liens:	96.76%	None:	0.00%
Second Liens:	3.24%	Non-Zero W.A. Prepayment Penalty - Term (months):	33
Non-Balloon Loans:	96.65%	Loans with Prepay Penalties:	75.77%
Non-Zero W.A. FICO Score:	618	Interest Only Loans:	29.51%
		Non-Zero W.A. Interest Only Term (months):	54
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	66	7,519,158	0.89	8.087	610	71.39
Fixed - 20 Year	23	966,089	0.11	10.469	642	95.18
Fixed - 30 Year	1,362	234,445,168	27.78	7.901	607	76.56
Fixed - 30 Year IO	142	36,283,421	4.30	7.237	635	76.99
Balloon - 15/30	538	26,031,988	3.08	11.548	642	99.09
ARM - 6 Month	33	8,048,828	0.95	8.281	600	83.00
ARM - 2 Year/6 Month	1,742	296,217,594	35.10	8.427	609	80.38
ARM - 2 Year/6 Month IO	831	201,060,495	23.83	7.902	638	80.41
ARM - 2 Year/6 Month 30/40 Balloon	9	1,969,986	0.23	7.483	621	75.60
ARM - 3 Year/6 Month	113	17,968,112	2.13	8.389	611	79.76
ARM - 3 Year/6 Month IO	45	11,678,039	1.38	7.201	641	78.75
ARM - 3 Year/6 Month 30/40 Balloon	1	226,738	0.03	6.990	661	61.02
ARM - 5 Year/6 Month	5	1,421,904	0.17	8.290	608	85.00
Total:	4,910	843,837,521	100	8.178	618	79.67

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	3,892	594,815,566	70.49	8.348	610	79.61
24	164	40,306,751	4.78	7.677	635	80.07
36	13	3,086,527	0.37	7.235	638	80.20
60	841	205,628,677	24.37	7.799	638	79.78
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	369	12,171,363	1.44	11.477	628	96.27
50,000.01 - 100,000.00	973	74,252,618	8.80	9.399	615	83.53
100,000.01 - 150,000.00	1,086	135,074,598	16.01	8.433	609	79.04
150,000.01 - 200,000.00	856	150,252,355	17.81	8.127	612	78.39
200,000.01 - 250,000.00	631	140,118,316	16.60	7.963	619	78.45
250,000.01 - 300,000.00	440	120,101,943	14.23	7.907	619	79.16
300,000.01 - 350,000.00	243	79,036,940	9.37	7.734	618	79.82
350,000.01 - 400,000.00	165	61,847,936	7.33	7.827	630	79.75
400,000.01 - 450,000.00	56	23,821,633	2.82	7.579	626	77.61
450,000.01 - 500,000.00	56	26,591,934	3.15	7.591	632	79.71
500,000.01 - 550,000.00	13	6,742,179	0.80	7.533	653	82.33
550,000.01 - 600,000.00	10	5,714,703	0.68	7.644	644	81.74
600,000.01 - 650,000.00	6	3,783,983	0.45	8.260	626	83.03
650,000.01 - 700,000.00	3	2,000,260	0.24	7.197	693	72.22
700,000.01 - 750,000.00	2	1,486,722	0.18	8.564	653	95.04
800,000.01 - 850,000.00	1	840,037	0.10	8.750	682	85.00
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	373	12,371,181	1.47	11.448	628	95.68
50,000.01 - 100,000.00	975	74,651,196	8.85	9.386	615	83.42
100,000.01 - 150,000.00	1,084	135,075,019	16.01	8.435	609	79.15
150,000.01 - 200,000.00	853	149,853,133	17.76	8.126	612	78.35
200,000.01 - 250,000.00	635	141,167,839	16.73	7.964	619	78.41
250,000.01 - 300,000.00	436	119,152,649	14.12	7.905	619	79.22
300,000.01 - 350,000.00	244	79,436,803	9.41	7.739	618	79.80
350,000.01 - 400,000.00	164	61,547,362	7.29	7.822	631	79.83
400,000.01 - 450,000.00	56	23,870,603	2.83	7.587	627	77.55
450,000.01 - 500,000.00	55	26,143,851	3.10	7.582	633	79.71
500,000.01 - 550,000.00	13	6,742,179	0.80	7.533	653	82.33
550,000.01 - 600,000.00	10	5,714,703	0.68	7.644	644	81.74
600,000.01 - 650,000.00	6	3,783,983	0.45	8.260	626	83.03
650,000.01 - 700,000.00	3	2,000,260	0.24	7.197	693	72.22
700,000.01 - 750,000.00	2	1,486,722	0.18	8.564	653	95.04
800,000.01 - 850,000.00	1	840,037	0.10	8.750	682	85.00
Total:	4,910	843,837,521	100	8.178	618	79.67

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	604	33,551,146	3.98	10.773	635	92.88
181 - 240	23	966,089	0.11	10.469	642	95.18
301 - 360	4,283	809,320,286	95.91	8.068	617	79.11
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	215,433	0.030	4.875	590	56.69
5.000 - 5.499	3	684,999	0.08	5.257	618	64.96
5.500 - 5.999	11	2,369,643	0.28	5.731	611	74.65
6.000 - 6.499	141	34,662,096	4.11	6.215	634	70.38
6.500 - 6.999	395	93,906,643	11.13	6.770	630	74.73
7.000 - 7.499	481	103,743,894	12.29	7.222	626	76.51
7.500 - 7.999	920	187,644,223	22.24	7.738	621	78.46
8.000 - 8.499	663	128,610,775	15.24	8.220	623	80.43
8.500 - 8.999	739	124,250,653	14.72	8.710	609	80.88
9.000 - 9.499	366	55,059,564	6.52	9.206	601	81.53
9.500 - 9.999	370	46,980,528	5.57	9.716	601	85.52
10.000 - 10.499	157	19,428,826	2.30	10.198	596	86.66
10.500 - 10.999	169	16,315,569	1.93	10.693	597	89.02
11.000 - 11.499	117	8,786,603	1.04	11.195	617	92.77
11.500 - 11.999	158	10,847,799	1.29	11.692	608	93.76
12.000 - 12.499	103	5,377,348	0.64	12.197	631	97.58
12.500 - 12.999	62	2,683,452	0.32	12.674	620	98.65
13.000 - 13.499	31	1,401,074	0.17	13.170	613	98.81
13.500 - 13.999	20	705,851	0.08	13.690	623	98.22
14.000 - 14.499	2	121,167	0.01	14.272	578	97.06
15.000 - 15.499	1	41,383	0.00	15.250	618	100.00
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	166	24,268,202	2.88	7.616	591	41.99
50.01 - 55.00	62	9,993,897	1.18	7.406	604	52.71
55.01 - 60.00	103	20,396,967	2.42	7.302	607	57.81
60.01 - 65.00	173	34,896,820	4.14	7.585	590	63.10
65.01 - 70.00	209	40,022,615	4.74	7.695	597	68.43
70.01 - 75.00	348	70,397,874	8.34	7.888	595	73.82
75.01 - 80.00	1,911	360,665,423	42.74	8.015	632	79.69
80.01 - 85.00	386	80,512,546	9.54	8.09	601	84.13
85.01 - 90.00	596	115,765,235	13.72	8.354	618	89.43
90.01 - 95.00	245	33,409,521	3.96	9.311	606	94.63
95.01 - 100.00	711	53,508,422	6.34	10.192	643	99.81
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	151	24,183,838	2.87	9.092	515	72.29
525 - 549	284	46,715,191	5.54	8.625	538	73.24
550 - 574	501	90,104,715	10.68	8.331	563	77.76
575 - 599	868	143,350,278	16.99	8.253	588	78.96
600 - 624	1,037	171,285,024	20.30	8.074	612	80.34
625 - 649	899	151,330,580	17.93	8.164	637	81.06
650 - 674	628	114,638,064	13.59	7.969	661	81.35
675 - 699	313	57,248,684	6.78	8.059	686	82.65
700 - 724	124	24,655,712	2.92	7.727	711	82.39
725 - 749	67	13,838,000	1.64	7.908	734	79.10
750 - 774	29	5,166,126	0.61	8.063	759	82.82
775 - 799	9	1,321,310	0.16	7.543	781	74.49
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	747	194,464,690	23.05	7.632	627	75.90
Florida	717	129,851,279	15.39	8.210	613	79.15
Texas	479	53,176,020	6.30	8.563	618	84.70
Illinois	233	38,426,900	4.55	8.665	623	81.83
Arizona	204	34,909,416	4.14	8.144	610	79.28
Washington	177	29,776,898	3.53	8.023	622	81.46
Virginia	152	29,690,195	3.52	8.054	613	79.52
New York	123	29,630,256	3.51	8.082	616	76.18
Nevada	123	26,751,916	3.17	7.859	632	81.63
Maryland	113	24,320,022	2.88	7.974	613	78.51
Georgia	191	23,169,341	2.75	8.918	615	83.19
New Jersey	114	22,914,075	2.72	8.319	611	75.43
Michigan	116	13,657,722	1.62	8.734	604	82.53
Pennsylvania	96	12,733,820	1.51	8.748	589	81.32
Colorado	75	12,196,512	1.45	8.139	624	82.47
Tennessee	98	11,754,170	1.39	8.705	616	86.58
Hawaii	36	11,070,941	1.31	7.407	655	78.60
Oregon	61	10,315,513	1.22	7.826	630	79.58
Massachusetts	61	9,891,544	1.17	8.671	621	79.28
North Carolina	81	9,631,768	1.14	8.876	613	82.16
Minnesota	56	9,537,044	1.13	8.364	625	83.27
Connecticut	50	8,276,690	0.98	8.428	602	77.66
Ohio	77	8,167,945	0.97	8.733	609	83.61
Missouri	68	7,005,165	0.83	9.150	605	84.35
Alabama	59	5,521,177	0.65	9.278	596	84.15
Utah	40	5,518,953	0.65	8.107	620	83.60
Idaho	38	5,275,077	0.63	8.455	622	80.88
Indiana	49	5,103,559	0.60	8.839	604	84.41
Mississippi	40	4,975,197	0.59	8.403	604	84.30
South Carolina	42	4,947,945	0.59	8.622	609	82.82
New Hampshire	25	4,819,418	0.57	8.488	595	79.25
Wisconsin	38	4,604,894	0.55	8.757	591	83.66
Kentucky	41	3,969,777	0.47	8.877	602	82.55
New Mexico	30	3,931,159	0.47	8.285	619	78.94

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
District of Columbia	16	3,790,620	0.45	8.012	620	70.45
Louisiana	32	3,646,674	0.43	8.591	618	82.60
Kansas	26	3,227,587	0.38	8.578	617	84.14
Oklahoma	33	3,177,477	0.38	8.563	612	83.65
Delaware	18	3,024,951	0.36	8.077	623	86.35
Alaska	15	2,804,527	0.33	8.517	603	85.10
Rhode Island	17	2,698,440	0.32	9.029	614	85.15
Arkansas	20	2,185,350	0.26	9.036	606	88.66
Montana	14	1,922,611	0.23	8.804	597	80.17
Maine	10	1,377,272	0.16	8.130	602	80.04
West Virginia	12	1,279,338	0.15	9.327	607	88.09
Iowa	14	1,207,330	0.14	8.737	614	87.42
Wyoming	11	1,169,686	0.14	8.289	623	84.08
Nebraska	10	885,845	0.10	8.531	604	86.54
Vermont	3	588,031	0.07	8.074	610	75.80
North Dakota	5	471,805	0.06	8.640	614	87.25
South Dakota	4	392,981	0.05	8.915	587	81.17
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	4,739	815,056,536	96.59	8.159	617	79.65
Investment	137	22,607,427	2.68	8.718	650	81.37
Second Home	34	6,173,558	0.73	8.705	626	76.09
Total:	4,910	843,837,521	100	8.178	618	79.67

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	3,263	518,296,643	61.42	8.029	608	80.29
Stated Documentation	1,647	325,540,879	38.58	8.417	635	78.70
Total:	4,910	843,837,521	100	8.178	618	79.67

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	2,294	446,406,868	52.9	7.904	604	76.65
Purchase	2,269	345,015,956	40.89	8.558	638	83.65
Refinance - Rate Term	347	52,414,697	6.21	8.017	606	79.26
Total:	4,910	843,837,521	100	8.178	618	79.67

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	3,605	606,773,156	71.91	8.140	616	79.19
PUD	869	160,919,080	19.07	8.162	620	81.61
Condo	335	54,212,818	6.42	8.492	629	80.30
2-4 Family	101	21,932,467	2.60	8.576	628	77.25
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*

			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August 2006	2	611,577	0.11	8.238	607	80.00
October 2006	23	5,789,218	1.07	8.271	606	83.09
November 2006	8	1,648,032	0.31	8.331	574	83.78
January 2008	25	4,931,607	0.92	8.337	607	80.25
February 2008	59	11,764,742	2.18	8.213	609	79.91
March 2008	246	48,058,498	8.92	8.177	628	80.58
April 2008	1,942	375,686,766	69.75	8.217	620	80.28
May 2008	298	56,604,750	10.51	8.187	622	80.87
June 2008	12	2,201,713	0.41	8.514	611	81.37
January 2009	14	2,899,283	0.54	7.835	636	82.41
February 2009	10	1,573,333	0.29	8.194	617	80.74
March 2009	20	3,070,693	0.57	8.479	607	85.74
April 2009	96	18,588,311	3.45	7.875	625	77.82
May 2009	18	3,473,424	0.64	7.500	626	77.54
June 2009	1	267,846	0.05	8.750	540	80.00
April 2011	4	1,145,096	0.21	8.372	603	82.58
May 2011	1	276,809	0.05	7.950	629	95.00
Total:	2,779	538,591,697	100	8.197	621	80.36

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	167,718	0.03	6.900	566	80.00
3.000 - 3.499	1	311,228	0.06	7.000	601	75.00
3.500 - 3.999	2	309,329	0.06	7.018	696	80.00
4.000 - 4.499	8	1,537,064	0.29	8.485	604	83.47
4.500 - 4.999	25	4,664,454	0.87	8.153	641	79.85
5.000 - 5.499	64	11,360,136	2.11	7.998	619	76.05
5.500 - 5.999	202	45,774,483	8.50	7.239	628	76.17
6.000 - 6.499	481	99,426,493	18.46	7.539	617	79.32
6.500 - 6.999	660	136,311,737	25.31	7.947	625	80.09
7.000 - 7.499	516	97,160,607	18.04	8.427	625	81.59
7.500 - 7.999	465	84,990,073	15.78	8.817	615	81.48
8.000 - 8.499	175	30,401,175	5.64	9.102	609	80.71
8.500 - 8.999	101	16,827,735	3.12	9.537	606	84.55
9.000 - 9.499	35	4,202,678	0.78	10.154	606	89.60
9.500 - 9.999	33	4,175,998	0.78	10.461	621	88.78
10.000 - 10.499	4	455,995	0.08	11.117	602	85.77
10.500 - 10.999	3	248,133	0.05	11.648	550	83.04
11.000 - 11.499	1	151,774	0.03	12.030	598	95.00
11.500 - 11.999	1	50,914	0.01	12.970	592	100.00
12.000 - 12.499	1	63,971	0.01	13.100	588	100.00
Total:	2,779	538,591,697	100	8.197	621	80.36

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	1	215,433	0.04	4.875	590	56.69
12.000 - 12.499	5	1,144,414	0.21	5.648	633	70.11
12.500 - 12.999	34	7,870,406	1.46	6.535	626	75.75
13.000 - 13.499	101	25,410,213	4.72	6.614	633	76.56
13.500 - 13.999	231	56,325,018	10.46	7.071	630	78.45
14.000 - 14.499	296	65,727,591	12.20	7.410	630	78.45
14.500 - 14.999	581	120,133,399	22.31	7.897	625	79.17
15.000 - 15.499	451	87,340,059	16.22	8.289	624	80.63
15.500 - 15.999	453	80,052,159	14.86	8.793	612	81.26
16.000 - 16.499	241	38,877,831	7.22	9.271	606	81.94
16.500 - 16.999	178	28,389,524	5.27	9.733	609	85.90
17.000 - 17.499	85	12,554,912	2.33	10.239	596	86.69
17.500 - 17.999	73	9,308,977	1.73	10.680	597	89.07
18.000 - 18.499	19	2,239,223	0.42	11.199	577	88.98
18.500 - 18.999	19	2,088,998	0.39	11.641	558	89.27
19.000 - 19.499	4	390,274	0.07	12.108	585	91.66
19.500 - 19.999	3	230,682	0.04	12.815	603	100.00
20.000 - 20.499	2	170,999	0.03	13.131	568	93.74
20.500 - 20.999	1	50,371	0.01	13.750	706	90.00
21.000 - 21.499	1	71,214	0.01	14.375	536	95.00
Total:	2,779	538,591,697	100	8.197	621	80.36

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	215,433	0.04	4.875	590	56.69
5.000 - 5.499	4	745,987	0.14	5.522	623	66.60
5.500 - 5.999	18	3,734,454	0.69	6.229	614	73.52
6.000 - 6.499	80	20,562,518	3.82	6.460	623	74.88
6.500 - 6.999	198	48,756,913	9.05	6.909	632	77.80
7.000 - 7.499	280	62,633,218	11.63	7.296	634	78.59
7.500 - 7.999	578	123,570,707	22.94	7.819	625	79.30
8.000 - 8.499	469	92,595,913	17.19	8.251	626	80.46
8.500 - 8.999	479	84,472,256	15.68	8.736	613	81.15
9.000 - 9.499	248	40,152,918	7.46	9.221	606	82.33
9.500 - 9.999	203	32,372,845	6.01	9.718	608	85.05
10.000 - 10.499	92	13,252,490	2.46	10.219	593	86.27
10.500 - 10.999	77	9,717,813	1.80	10.688	595	89.02
11.000 - 11.499	22	2,805,694	0.52	11.178	576	86.99
11.500 - 11.999	19	2,088,998	0.39	11.641	558	89.27
12.000 - 12.499	4	390,274	0.07	12.108	585	91.66
12.500 - 12.999	3	230,682	0.04	12.815	603	100.00
13.000 - 13.499	2	170,999	0.03	13.131	568	93.74
13.500 - 13.999	1	50,371	0.01	13.750	706	90.00
14.000 - 14.499	1	71,214	0.01	14.375	536	95.00
Total:	2,779	538,591,697	100	8.197	621	80.36

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	37	8,634,808	1.60	8.274	600	82.52
1.400	1	234,000	0.04	9.600	585	90.00
1.500	2,231	434,263,971	80.63	8.178	622	80.32
2.000	13	2,648,127	0.49	7.890	622	82.33
3.000	497	92,810,792	17.23	8.281	615	80.25
Total:	2,779	538,591,697	100	8.197	621	80.36

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	463	88,203,530	16.38	8.283	613	80.56
1.500	2,315	450,219,117	83.59	8.180	622	80.32
3.000	1	169,050	0.03	7.450	629	69.00
Total:	2,779	538,591,697	100	8.197	621	80.36

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	196,281	0.04	11.125	532	70.00
6.000 - 6.499	412	77,048,838	14.31	8.281	615	80.29
6.500 - 6.999	3	438,242	0.08	8.902	563	88.32
7.000 - 7.499	2,363	460,908,336	85.58	8.181	621	80.37
Total:	2,779	538,591,697	100	8.197	621	80.36

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,377	204,502,388	24.23	8.716	619	80.56
2	1	140,114	0.02	11.5	545	85
6	1	124,200	0.01	8.65	603	90
12	178	40,212,598	4.77	8.287	621	77.55
24	2,089	380,314,716	45.07	8.133	619	80.93
30	1	181,326	0.02	9.3	552	90
36	486	79,606,143	9.43	7.975	612	78.39
60	777	138,756,036	16.44	7.591	616	76.25
Total:	4,910	843,837,521	100	8.178	618	79.67

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I POOL*
Number of Mortgage Loans:	2,771	Index Type:
Aggregate Principal Balance:	$441,118,026	1 Year LIBOR:	0.00%
Conforming Principal Balance Loans:	$394,918,229	6 Month LIBOR:	75.08%
Average Principal Balance:	$159,191	Fixed Rate:	24.92%
Range:	$11,983 - $488,700	W.A. Initial Periodic Cap:	1.792%
W.A. Coupon:	8.238%	W.A. Subsequent Periodic Cap:	1.405%
Range:	4.875% - 14.375%	W.A. Lifetime Rate Cap:	6.834%
W.A. Gross Margin:	6.907%	Property Type:
Range:	2.900% - 12.100%	Single Family:	74.85%
W.A. Remaining Term (months):	352	PUD:	15.94%
Range (months):	174 - 359	Condo:	6.20%
W.A. Seasoning (months):	3	2-4 Family:	3.00%
Latest Maturity Date:	June 1, 2036	Townhouse:	0.00%
State Concentration (Top 5):		Occupancy Status:
California:	15.21%	Primary:	94.97%
Florida:	13.18%	Investment:	3.91%
Illinois:	5.46%	Second Home:	1.12%
Texas:	5.42%	Documentation Status:
Arizona:	4.62%	Full / Alt:	65.10%
W.A. Original Combined LTV:	79.21%	Stated:	34.90%
Range:	11.24% - 100.00%	Limited:	0.00%
First Liens:	98.22%	None:	0.00%
Second Liens:	1.78%	Non-Zero W.A. Prepayment Penalty - Term (months):	25
Non-Balloon Loans:	97.89%	Loans with Prepay Penalties:	70.83%
Non-Zero W.A. FICO Score:	608	Interest Only Loans:	25.94%
		Non-Zero W.A. Interest Only Term (months):	54

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
Number of		Aggregate	% of Aggregate		W.A.	W.A.
Initial Mortgage		Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	35	3,721,310	0.84	7.99	610	67.81
Fixed - 20 Year	12	437,632	0.10	10.969	634	93.57
Fixed - 30 Year	535	88,547,324	20.07	8.108	601	76.31
Fixed - 30 Year IO	43	9,803,999	2.22	7.569	626	77.33
Balloon - 15/30	203	7,432,385	1.68	11.359	636	98.13
ARM - 6 Month	27	5,547,308	1.26	8.040	578	82.98
ARM - 2 Year/6 Month	1,309	204,021,041	46.25	8.465	600	79.64
ARM - 2 Year/6 Month IO	472	97,462,397	22.09	7.801	627	80.07
ARM - 2 Year/6 Month 30/40 Balloon	8	1,646,375	0.37	7.406	623	78.32
ARM - 3 Year/6 Month	94	14,781,246	3.35	8.348	607	79.16
ARM - 3 Year/6 Month IO	30	7,147,080	1.62	7.113	634	77.29
ARM - 3 Year/6 Month 30/40 Balloon	1	226,738	0.05	6.990	661	61.02
ARM - 5 Year/6 Month	2	343,190	0.08	8.732	625	78.87
Total:	2,771	441,118,026	100	8.238	608	79.21

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,226	326,704,550	74.06	8.413	602	79.06
24	87	18,230,501	4.13	7.55	625	79.22
36	9	1,904,596	0.43	7.395	625	80.32
60	449	94,278,378	21.37	7.782	628	79.73
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	192	6,085,544	1.38	11.289	627	94.95
50,000.01 - 100,000.00	587	45,475,715	10.31	9.109	612	81.34
100,000.01 - 150,000.00	703	87,248,293	19.78	8.487	606	79.08
150,000.01 - 200,000.00	523	91,460,135	20.73	8.168	607	78.19
200,000.01 - 250,000.00	308	68,104,573	15.44	7.935	607	78.32
250,000.01 - 300,000.00	229	62,371,360	14.14	7.994	606	79.50
300,000.01 - 350,000.00	133	43,314,894	9.82	7.694	606	78.60
350,000.01 - 400,000.00	79	29,817,079	6.76	7.886	614	79.43
400,000.01 - 450,000.00	13	5,361,209	1.22	7.581	625	73.78
450,000.01 - 500,000.00	4	1,879,223	0.43	8.305	647	81.81
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	195	6,235,405	1.41	11.256	625	94.52
50,000.01 - 100,000.00	587	45,624,762	10.34	9.1	612	81.18
100,000.01 - 150,000.00	703	87,398,283	19.81	8.483	606	79.18
150,000.01 - 200,000.00	520	91,011,237	20.63	8.171	607	78.17
200,000.01 - 250,000.00	310	68,604,128	15.55	7.932	607	78.16
250,000.01 - 300,000.00	228	62,171,631	14.09	7.996	606	79.67
300,000.01 - 350,000.00	132	43,015,069	9.75	7.694	606	78.62
350,000.01 - 400,000.00	79	29,817,079	6.76	7.886	614	79.43
400,000.01 - 450,000.00	13	5,361,209	1.22	7.581	625	73.78
450,000.01 - 500,000.00	4	1,879,223	0.43	8.305	647	81.81
Total:	2,771	441,118,026	100	8.238	608	79.21

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	238	11,153,695	2.53	10.235	627	88.01
181 - 240	12	437,632	0.1	10.969	634	93.57
301 - 360	2,521	429,526,698	97.37	8.184	608	78.97
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	215,433	0.05	4.875	590	56.69
5.000 - 5.499	2	430,999	0.10	5.262	585	69.82
5.500 - 5.999	9	1,580,367	0.36	5.763	599	74.23
6.000 - 6.499	57	13,028,020	2.95	6.249	623	71.44
6.500 - 6.999	211	47,332,906	10.73	6.789	620	75.18
7.000 - 7.499	252	51,394,958	11.65	7.220	618	75.36
7.500 - 7.999	526	98,166,370	22.25	7.736	614	78.17
8.000 - 8.499	361	59,895,403	13.58	8.212	613	79.50
8.500 - 8.999	465	71,670,046	16.25	8.725	601	80.12
9.000 - 9.499	235	33,183,902	7.52	9.202	591	80.37
9.500 - 9.999	232	28,362,337	6.43	9.704	591	85.25
10.000 - 10.499	104	12,452,335	2.82	10.212	590	85.76
10.500 - 10.999	115	11,445,679	2.59	10.695	595	87.54
11.000 - 11.499	52	3,862,745	0.88	11.206	582	88.88
11.500 - 11.999	64	4,514,724	1.02	11.720	584	89.70
12.000 - 12.499	43	1,954,174	0.44	12.210	623	93.64
12.500 - 12.999	26	1,029,647	0.23	12.621	618	97.45
13.000 - 13.499	9	376,626	0.09	13.183	591	95.88
13.500 - 13.999	6	150,141	0.03	13.686	638	94.28
14.000 - 14.499	1	71,214	0.02	14.375	536	95.00
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP I COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	98	14,091,801	3.19	7.925	584	42.43
50.01 - 55.00	36	5,511,258	1.25	7.642	600	52.73
55.01 - 60.00	58	10,142,083	2.30	7.452	599	57.39
60.01 - 65.00	119	23,942,681	5.43	7.679	585	63.06
65.01 - 70.00	131	24,661,961	5.59	7.924	591	68.54
70.01 - 75.00	225	42,484,054	9.63	8.029	591	73.89
75.01 - 80.00	1,005	158,576,575	35.95	8.077	619	79.55
80.01 - 85.00	248	48,506,704	11.00	8.186	595	84.12
85.01 - 90.00	407	73,597,278	16.68	8.480	615	89.49
90.01 - 95.00	144	19,364,839	4.39	9.408	605	94.70
95.01 - 100.00	300	20,238,792	4.59	9.888	639	99.69
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	115	19,203,705	4.35	9.084	515	73.02
525 - 549	213	33,672,432	7.63	8.723	538	73.39
550 - 574	334	58,720,162	13.31	8.393	563	78.30
575 - 599	519	80,725,580	18.30	8.286	588	78.29
600 - 624	584	92,097,793	20.88	8.065	611	80.55
625 - 649	458	71,300,741	16.16	8.090	636	80.77
650 - 674	291	46,423,025	10.52	7.924	660	80.97
675 - 699	141	20,960,143	4.75	8.112	686	83.10
700 - 724	67	10,492,469	2.38	8.068	712	82.58
725 - 749	33	5,534,581	1.25	8.249	734	80.47
750 - 774	12	1,475,627	0.33	8.476	758	82.78
775 - 799	4	511,768	0.12	7.780	783	76.01
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	265	67,076,528	15.21	7.587	606	73.61
Florida	330	58,132,771	13.18	8.208	605	78.31
Illinois	156	24,065,465	5.46	8.673	617	82.05
Texas	244	23,905,935	5.42	8.533	613	82.37
Arizona	120	20,389,208	4.62	8.049	601	78.50
New York	83	19,561,411	4.43	7.960	603	75.15
Washington	106	17,729,681	4.02	7.956	615	80.94
Maryland	86	17,561,657	3.98	7.945	606	77.22
Georgia	147	17,531,239	3.97	8.871	613	83.75
Virginia	87	17,138,449	3.89	8.038	615	80.00
New Jersey	69	13,080,291	2.97	8.305	601	71.76
Nevada	58	12,755,438	2.89	7.617	622	80.05
Michigan	97	11,131,949	2.52	8.656	599	81.91
Pennsylvania	64	8,720,521	1.98	8.893	581	81.90
Minnesota	49	7,723,108	1.75	8.434	621	82.75
Massachusetts	43	7,076,288	1.60	8.538	620	78.09
Tennessee	61	7,005,764	1.59	8.869	613	86.91
Colorado	44	6,594,447	1.49	8.235	624	83.85
North Carolina	58	6,519,876	1.48	8.930	600	82.33
Oregon	38	6,493,998	1.47	7.952	635	80.97
Connecticut	34	5,552,520	1.26	8.238	603	77.11
Missouri	42	4,386,265	0.99	9.059	613	84.56
Ohio	43	4,091,180	0.93	9.001	598	84.08
South Carolina	33	4,012,664	0.91	8.573	608	80.87
Hawaii	16	3,671,725	0.83	8.118	626	77.71
Wisconsin	27	3,557,311	0.81	8.789	584	83.34
Mississippi	25	3,256,562	0.74	8.406	596	85.31
Indiana	31	3,230,636	0.73	9.068	598	84.73
Kentucky	32	3,198,252	0.73	8.771	598	80.20
Utah	24	2,999,943	0.68	8.126	624	84.31
District of Columbia	13	2,801,499	0.64	7.860	597	65.84
New Mexico	21	2,753,255	0.62	8.313	622	79.72
Alabama	30	2,700,784	0.61	9.454	585	83.20
Kansas	24	2,685,778	0.61	8.671	615	84.13

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Idaho	20	2,611,187	0.59	8.447	620	80.84
Delaware	15	2,556,287	0.58	7.948	626	86.06
New Hampshire	13	2,353,107	0.53	8.822	575	78.46
Alaska	10	1,887,781	0.43	8.353	602	84.40
Montana	12	1,671,208	0.38	8.922	591	80.20
Arkansas	17	1,597,751	0.36	9.178	613	92.04
Rhode Island	8	1,561,811	0.35	9.162	607	86.15
Louisiana	13	1,455,611	0.33	8.846	608	82.76
Oklahoma	15	1,259,865	0.29	8.575	598	82.68
Iowa	13	1,182,358	0.27	8.697	614	87.26
Maine	8	1,095,507	0.25	8.097	595	79.27
Wyoming	7	754,826	0.17	8.257	628	85.99
Nebraska	7	691,685	0.16	8.323	606	85.79
West Virginia	6	543,204	0.12	9.238	585	83.09
Vermont	2	328,585	0.07	8.330	615	75.97
South Dakota	3	286,633	0.06	9.218	572	81.60
North Dakota	2	188,221	0.04	8.008	627	96.89
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,637	418,929,558	94.97	8.205	606	79.13
Investment	109	17,263,732	3.91	8.867	649	81.75
Second Home	25	4,924,736	1.12	8.874	630	77.23
Total:	2,771	441,118,026	100	8.238	608	79.21

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	1,940	287,148,894	65.10	8.142	601	80.42
Stated Documentation	831	153,969,131	34.90	8.418	622	76.96
Total:	2,771	441,118,026	100	8.238	608	79.21

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	1,570	293,351,097	66.50	8.058	600	77.03
Purchase	968	111,184,187	25.21	8.759	631	84.66
Refinance - Rate Term	233	36,582,741	8.29	8.100	602	80.15
Total:	2,771	441,118,026	100	8.238	608	79.21

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,109	330,191,652	74.85	8.222	606	79.13
PUD	413	70,330,694	15.94	8.164	612	80.62
Condo	185	27,363,747	6.20	8.487	620	78.49
2-4 Family	64	13,231,933	3.00	8.531	620	75.29
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August-2006	1	163,494	0.05	8.480	577	80.00
October-2006	19	4,085,519	1.23	7.927	582	82.52
November-2006	7	1,298,296	0.39	8.339	568	84.79
January-2008	16	3,016,614	0.91	8.746	595	82.06
February-2008	39	7,035,611	2.12	8.146	602	77.88
March-2008	165	29,234,987	8.83	8.243	619	80.18
April-2008	1,351	228,267,386	68.93	8.234	608	79.65
May-2008	211	34,467,060	10.41	8.273	610	80.30
June-2008	7	1,108,155	0.33	9.183	582	82.72
January-2009	9	1,647,824	0.50	8.122	643	84.24
February-2009	9	1,374,474	0.42	8.151	626	78.68
March-2009	19	2,736,389	0.83	8.611	603	85.29
April-2009	73	13,738,343	4.15	7.824	615	76.56
May-2009	14	2,390,187	0.72	7.461	619	76.43
June-2009	1	267,846	0.08	8.750	540	80.00
April-2011	2	343,190	0.10	8.732	625	78.87
Total:	1,943	331,175,375	100	8.222	609	79.73

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	167,718	0.05	6.900	566	80.00
3.000 - 3.499	1	311,228	0.09	7.000	601	75.00
3.500 - 3.999	2	309,329	0.09	7.018	696	80.00
4.000 - 4.499	8	1,537,064	0.46	8.485	604	83.47
4.500 - 4.999	20	3,828,684	1.16	8.096	632	79.36
5.000 - 5.499	52	8,746,810	2.64	8.171	612	75.29
5.500 - 5.999	150	30,833,965	9.31	7.255	615	75.30
6.000 - 6.499	313	56,934,759	17.19	7.559	605	78.45
6.500 - 6.999	467	86,134,319	26.01	7.966	612	79.83
7.000 - 7.499	344	54,773,595	16.54	8.510	612	81.45
7.500 - 7.999	328	52,018,087	15.71	8.826	603	80.36
8.000 - 8.499	127	19,534,928	5.90	9.016	602	79.66
8.500 - 8.999	64	8,873,623	2.68	9.575	602	84.46
9.000 - 9.499	29	3,109,516	0.94	10.136	603	89.96
9.500 - 9.999	29	3,369,865	1.02	10.607	620	88.64
10.000 - 10.499	2	177,093	0.05	11.149	591	91.74
10.500 - 10.999	3	248,133	0.07	11.648	550	83.04
11.000 - 11.499	1	151,774	0.05	12.030	598	95.00
11.500 - 11.999	1	50,914	0.02	12.970	592	100.00
12.000 - 12.499	1	63,971	0.02	13.100	588	100.00
Total:	1,943	331,175,375	100	8.222	609	79.73

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	1	215,433	0.07	4.875	590	56.69
12.000 - 12.499	4	890,414	0.27	5.762	622	73.93
12.500 - 12.999	31	6,854,622	2.07	6.590	619	75.12
13.000 - 13.499	68	15,308,522	4.62	6.577	621	74.01
13.500 - 13.999	177	39,070,696	11.80	7.064	619	78.12
14.000 - 14.499	190	37,947,384	11.46	7.415	617	77.43
14.500 - 14.999	404	73,325,876	22.14	7.931	613	78.57
15.000 - 15.499	278	44,334,657	13.39	8.314	612	79.87
15.500 - 15.999	322	50,085,223	15.12	8.819	601	81.00
16.000 - 16.499	181	26,260,567	7.93	9.278	593	81.12
16.500 - 16.999	121	16,786,546	5.07	9.717	598	85.63
17.000 - 17.499	64	8,675,414	2.62	10.248	590	86.35
17.500 - 17.999	62	7,431,602	2.24	10.678	603	88.45
18.000 - 18.499	15	1,528,868	0.46	11.222	558	88.08
18.500 - 18.999	16	1,725,780	0.52	11.671	560	88.53
19.000 - 19.499	4	390,274	0.12	12.108	585	91.66
19.500 - 19.999	1	50,914	0.02	12.970	592	100.00
20.000 - 20.499	2	170,999	0.05	13.131	568	93.74
20.500 - 20.999	1	50,371	0.02	13.750	706	90.00
21.000 - 21.499	1	71,214	0.02	14.375	536	95.00
Total:	1,943	331,175,375	100	8.222	609	79.73

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	215,433	0.07	4.875	590	56.69
5.000 - 5.499	3	491,987	0.15	5.663	597	71.71
5.500 - 5.999	15	2,624,078	0.79	6.254	592	70.78
6.000 - 6.499	60	13,580,194	4.10	6.465	619	72.34
6.500 - 6.999	155	35,371,314	10.68	6.913	621	77.58
7.000 - 7.499	173	35,041,874	10.58	7.310	620	77.59
7.500 - 7.999	399	74,802,507	22.59	7.828	613	78.73
8.000 - 8.499	288	47,326,832	14.29	8.265	613	79.71
8.500 - 8.999	344	53,797,629	16.24	8.746	604	80.70
9.000 - 9.499	184	26,609,360	8.03	9.213	595	81.52
9.500 - 9.999	143	20,006,973	6.04	9.709	596	84.84
10.000 - 10.499	71	9,354,779	2.82	10.232	588	85.66
10.500 - 10.999	65	7,621,165	2.30	10.684	601	88.38
11.000 - 11.499	17	1,871,698	0.57	11.210	555	86.33
11.500 - 11.999	16	1,725,780	0.52	11.671	560	88.53
12.000 - 12.499	4	390,274	0.12	12.108	585	91.66
12.500 - 12.999	1	50,914	0.02	12.970	592	100.00
13.000 - 13.499	2	170,999	0.05	13.131	568	93.74
13.500 - 13.999	1	50,371	0.02	13.750	706	90.00
14.000 - 14.499	1	71,214	0.02	14.375	536	95.00
Total:	1,943	331,175,375	100	8.222	609	79.73

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	31	6,133,289	1.85	8.053	581	82.31
1.400	1	234,000	0.07	9.600	585	90.00
1.500	1,514	256,903,799	77.57	8.214	610	79.69
2.000	11	2,179,365	0.66	8.006	601	82.83
3.000	386	65,724,923	19.85	8.271	607	79.53
Total:	1,943	331,175,375	100	8.222	609	79.73

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	365	63,197,786	19.08	8.259	602	80.03
1.500	1,577	267,808,539	80.87	8.214	611	79.67
3.000	1	169,050	0.05	7.450	629	69.00
Total:	1,943	331,175,375	100	8.222	609	79.73

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	196,281	0.06	11.125	532	70.00
6.000 - 6.499	320	54,400,513	16.43	8.290	605	79.67
6.500 - 6.999	2	315,921	0.10	8.554	562	85.74
7.000 - 7.499	1,620	276,262,660	83.42	8.206	610	79.74
Total:	1,943	331,175,375	100	8.222	609	79.73

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	919	128,665,748	29.17	8.622	609	79.21
2	1	140,114	0.03	11.500	545	85.00
6	1	124,200	0.03	8.650	603	90.00
12	119	26,445,107	6.00	8.145	614	75.79
24	1,377	228,904,701	51.89	8.110	607	79.98
30	1	181,326	0.04	9.300	552	90.00
36	353	56,656,829	12.84	7.916	608	77.66
Total:	2,771	441,118,026	100	8.238	608	79.21

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*
Number of Mortgage Loans:	2,139	Index Type:
Aggregate Principal Balance:	$402,719,496	6 Month LIBOR:	51.50%
Conforming Principal Balance Loans:	$299,818,977	Fixed Rate:	48.50%
Average Principal Balance:	$188,275	W.A. Initial Periodic Cap:	1.691%
Range:	$12,671 - $840,037	W.A. Subsequent Periodic Cap:	1.440%
W.A. Coupon:	8.113%	W.A. Lifetime Rate Cap:	6.891%
Range:	5.250% - 15.250%	Property Type:
W.A. Gross Margin:	6.965%	Single Family:	68.68%
Range:	4.650% - 10.490%	PUD:	22.49%
W.A. Remaining Term (months):	347	Condo:	6.67%
Range (months):	174 - 359	2-4 Family:	2.16%
W.A. Seasoning (months):	3	Townhouse:	0.00%
Latest Maturity Date:	June 1, 2036	Modular:	0.00%
State Concentration (Top 5):		Occupancy Status:
California:	31.63%	Primary:	98.36%
Florida:	17.81%	Investment:	1.33%
Texas:	7.27%	Second Home:	0.31%
Arizona:	3.61%	Documentation Status:
Illinois:	3.57%	Full / Alt:	57.40%
W.A. Original Combined LTV:	80.18%	Stated:	42.60%
Range:	8.98% - 100.00%	Limited:	0.00%
First Liens:	95.16%	None:	0.00%
Second Liens:	4.84%	Non-Zero W.A. Prepayment Penalty - Term (months):	40
Non-Balloon Loans:	95.30%	Loans with Prepay Penalties:	81.17%
Non-Zero W.A. FICO Score:	629	Interest Only Loans:	33.42%
		Non-Zero W.A. Interest Only Term (months):	54
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	31	3,797,847	0.94	8.181	609	74.90
Fixed - 20 Year	11	528,457	0.13	10.055	649	96.52
Fixed - 30 Year	827	145,897,844	36.23	7.776	611	76.72
Fixed - 30 Year IO	99	26,479,422	6.58	7.115	639	76.87
Balloon - 15/30	335	18,599,603	4.62	11.624	645	99.48
ARM - 6 Month	6	2,501,519	0.62	8.815	647	83.03
ARM - 2 Year/6 Month	433	92,196,553	22.89	8.343	628	82.01
ARM - 2 Year/6 Month IO	359	103,598,098	25.72	7.997	649	80.72
ARM - 2 Year/6 Month 30/40 Balloon	1	323,611	0.08	7.875	609	61.76
ARM - 3 Year/6 Month	19	3,186,867	0.79	8.581	632	82.55
ARM - 3 Year/6 Month IO	15	4,530,959	1.13	7.340	652	81.05
ARM - 5 Year/6 Month	3	1,078,714	0.27	8.149	603	86.95
Total:	2,139	402,719,496	100	8.113	629	80.18

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,666	268,111,016	66.58	8.269	620	80.28
24	77	22,076,250	5.48	7.783	643	80.77
36	4	1,181,931	0.29	6.977	660	80.00
60	392	111,350,299	27.65	7.814	648	79.82
Total:	2,139	402,719,496	100	8.113	629	80.18

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	177	6,085,819	1.51	11.665	630	97.59
50,000.01 - 100,000.00	386	28,776,903	7.15	9.857	620	86.99
100,000.01 - 150,000.00	383	47,826,305	11.88	8.336	615	78.98
150,000.01 - 200,000.00	333	58,792,220	14.60	8.063	620	78.70
200,000.01 - 250,000.00	323	72,013,743	17.88	7.990	629	78.57
250,000.01 - 300,000.00	211	57,730,582	14.34	7.812	633	78.80
300,000.01 - 350,000.00	110	35,722,046	8.87	7.784	633	81.29
350,000.01 - 400,000.00	86	32,030,857	7.95	7.771	645	80.05
400,000.01 - 450,000.00	43	18,460,424	4.58	7.579	627	78.72
450,000.01 - 500,000.00	52	24,712,711	6.14	7.537	631	79.55
500,000.01 - 550,000.00	13	6,742,179	1.67	7.533	653	82.33
550,000.01 - 600,000.00	10	5,714,703	1.42	7.644	644	81.74
600,000.01 - 650,000.00	6	3,783,983	0.94	8.260	626	83.03
650,000.01 - 700,000.00	3	2,000,260	0.50	7.197	693	72.22
700,000.01 - 750,000.00	2	1,486,722	0.37	8.564	653	95.04
800,000.01 - 850,000.00	1	840,037	0.21	8.750	682	85.00
Total:	2,139	402,719,496	100	8.113	629	80.18

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	178	6,135,776	1.52	11.643	630	96.87
50,000.01 - 100,000.00	388	29,026,434	7.21	9.836	620	86.93
100,000.01 - 150,000.00	381	47,676,736	11.84	8.347	615	79.10
150,000.01 - 200,000.00	333	58,841,897	14.61	8.057	621	78.63
200,000.01 - 250,000.00	325	72,563,711	18.02	7.993	630	78.64
250,000.01 - 300,000.00	208	56,981,018	14.15	7.806	632	78.74
300,000.01 - 350,000.00	112	36,421,734	9.04	7.791	632	81.18
350,000.01 - 400,000.00	85	31,730,283	7.88	7.762	646	80.20
400,000.01 - 450,000.00	43	18,509,393	4.60	7.589	627	78.64
450,000.01 - 500,000.00	51	24,264,628	6.03	7.526	631	79.55
500,000.01 - 550,000.00	13	6,742,179	1.67	7.533	653	82.33
550,000.01 - 600,000.00	10	5,714,703	1.42	7.644	644	81.74
600,000.01 - 650,000.00	6	3,783,983	0.94	8.260	626	83.03
650,000.01 - 700,000.00	3	2,000,260	0.50	7.197	693	72.22
700,000.01 - 750,000.00	2	1,486,722	0.37	8.564	653	95.04
800,000.01 - 850,000.00	1	840,037	0.21	8.750	682	85.00
Total:	2,139	402,719,496	100	8.113	629	80.18

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	366	22,397,451	5.56	11.040	639	95.31
181 - 240	11	528,457	0.13	10.055	649	96.52
301 - 360	1,762	379,793,588	94.31	7.937	628	79.26
Total:	2,139	402,719,496	100	8.113	629	80.18

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	254,000	0.06	5.250	673	56.70
5.500 - 5.999	2	789,275	0.20	5.667	635	75.51
6.000 - 6.499	84	21,634,076	5.37	6.195	641	69.74
6.500 - 6.999	184	46,573,736	11.56	6.750	639	74.27
7.000 - 7.499	229	52,348,936	13.00	7.223	635	77.65
7.500 - 7.999	394	89,477,853	22.22	7.741	629	78.77
8.000 - 8.499	302	68,715,372	17.06	8.227	632	81.24
8.500 - 8.999	274	52,580,608	13.06	8.690	619	81.92
9.000 - 9.499	131	21,875,662	5.43	9.210	615	83.29
9.500 - 9.999	138	18,618,191	4.62	9.734	616	85.93
10.000 - 10.499	53	6,976,491	1.73	10.173	606	88.27
10.500 - 10.999	54	4,869,889	1.21	10.688	601	92.51
11.000 - 11.499	65	4,923,858	1.22	11.187	644	95.83
11.500 - 11.999	94	6,333,075	1.57	11.671	625	96.66
12.000 - 12.499	60	3,423,174	0.85	12.190	636	99.83
12.500 - 12.999	36	1,653,805	0.41	12.707	621	99.39
13.000 - 13.499	22	1,024,448	0.25	13.165	621	99.89
13.500 - 13.999	14	555,710	0.14	13.691	619	99.29
14.000 - 14.499	1	49,953	0.01	14.125	638	100.00
15.000 - 15.499	1	41,383	0.01	15.250	618	100.00
Total:	2,139	402,719,496	100	8.113	629	80.18

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	68	10,176,401	2.53	7.190	602	41.37
50.01 - 55.00	26	4,482,640	1.11	7.115	610	52.69
55.01 - 60.00	45	10,254,883	2.55	7.154	615	58.22
60.01 - 65.00	54	10,954,139	2.72	7.379	600	63.19
65.01 - 70.00	78	15,360,654	3.81	7.328	607	68.27
70.01 - 75.00	123	27,913,820	6.93	7.673	601	73.72
75.01 - 80.00	906	202,088,848	50.18	7.966	641	79.80
80.01 - 85.00	138	32,005,843	7.95	7.943	611	84.14
85.01 - 90.00	189	42,167,957	10.47	8.134	622	89.31
90.01 - 95.00	101	14,044,682	3.49	9.177	607	94.52
95.01 - 100.00	411	33,269,629	8.26	10.377	645	99.88
Total:	2,139	402,719,496	100	8.113	629	80.18

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	36	4,980,133	1.24	9.124	516	69.49
525 - 549	71	13,042,759	3.24	8.372	537	72.84
550 - 574	167	31,384,553	7.79	8.215	563	76.74
575 - 599	349	62,624,698	15.55	8.210	588	79.82
600 - 624	453	79,187,231	19.66	8.085	613	80.09
625 - 649	441	80,029,839	19.87	8.230	637	81.32
650 - 674	337	68,215,039	16.94	7.999	662	81.61
675 - 699	172	36,288,541	9.01	8.028	686	82.39
700 - 724	57	14,163,242	3.52	7.475	711	82.25
725 - 749	34	8,303,419	2.06	7.680	734	78.19
750 - 774	17	3,690,499	0.92	7.898	760	82.83
775 - 799	5	809,542	0.20	7.392	780	73.54
Total:	2,139	402,719,496	100	8.113	629	80.18

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	482	127,388,162	31.63	7.655	639	77.11
Florida	387	71,718,508	17.81	8.212	620	79.83
Texas	235	29,270,085	7.27	8.587	622	86.60
Arizona	84	14,520,208	3.61	8.279	621	80.36
Illinois	77	14,361,436	3.57	8.652	631	81.46
Nevada	65	13,996,478	3.48	8.079	642	83.07
Virginia	65	12,551,746	3.12	8.075	610	78.86
Washington	71	12,047,217	2.99	8.121	631	82.23
New York	40	10,068,845	2.50	8.319	640	78.20
New Jersey	45	9,833,785	2.44	8.338	625	80.30
Hawaii	20	7,399,216	1.84	7.054	669	79.04
Maryland	27	6,758,365	1.68	8.049	630	81.89
Georgia	44	5,638,102	1.40	9.064	622	81.48
Colorado	31	5,602,065	1.39	8.026	623	80.84
Tennessee	37	4,748,405	1.18	8.463	620	86.09
Ohio	34	4,076,764	1.01	8.465	620	83.13
Pennsylvania	32	4,013,299	1.00	8.433	607	80.07
Oregon	23	3,821,515	0.95	7.610	623	77.22
North Carolina	23	3,111,892	0.77	8.762	638	81.80
Alabama	29	2,820,394	0.70	9.109	607	85.05
Massachusetts	18	2,815,256	0.70	9.006	623	82.27
Connecticut	16	2,724,170	0.68	8.816	601	78.78
Idaho	18	2,663,890	0.66	8.463	624	80.92
Missouri	26	2,618,900	0.65	9.302	593	83.99
Michigan	19	2,525,772	0.63	9.078	626	85.23
Utah	16	2,519,010	0.63	8.085	615	82.75
New Hampshire	12	2,466,311	0.61	8.169	614	80.00
Louisiana	19	2,191,063	0.54	8.421	626	82.49
Oklahoma	18	1,917,612	0.48	8.555	621	84.28
Indiana	18	1,872,923	0.47	8.444	615	83.85
Minnesota	7	1,813,935	0.45	8.070	640	85.48
Mississippi	15	1,718,635	0.43	8.398	618	82.38
New Mexico	9	1,177,904	0.29	8.220	613	77.11
Rhode Island	9	1,136,629	0.28	8.845	624	83.78

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
Number of		Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Wisconsin	11	1,047,583	0.26	8.649	614	84.74
District of Columbia	3	989,121	0.25	8.443	686	83.52
South Carolina	9	935,281	0.23	8.832	609	91.18
Alaska	5	916,746	0.23	8.855	604	86.55
Kentucky	9	771,525	0.19	9.314	619	92.29
West Virginia	6	736,134	0.18	9.393	622	91.78
Arkansas	3	587,598	0.15	8.651	589	79.48
Kansas	2	541,809	0.13	8.117	629	84.15
Delaware	3	468,664	0.12	8.781	611	87.94
Wyoming	4	414,860	0.10	8.348	612	80.59
North Dakota	3	283,584	0.07	9.060	605	80.84
Maine	2	281,765	0.07	8.257	629	83.04
Vermont	1	259,446	0.06	7.750	603	75.58
Montana	2	251,403	0.06	8.018	634	80.00
Nebraska	3	194,160	0.05	9.275	598	89.18
South Dakota	1	106,348	0.03	8.100	627	80.00
Iowa	1	24,972	0.01	10.625	633	95.01
Total:	2,139	402,719,496	100	8.113	629	80.18

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,102	396,126,978	98.36	8.111	629	80.21
Investment	28	5,343,695	1.33	8.237	654	80.15
Second Home	9	1,248,822	0.31	8.035	609	71.58
Total:	2,139	402,719,496	100	8.113	629	80.18

Documentation Type
			% of Aggregate		W.A.	W.A.
Number of		Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	1,323	231,147,748	57.40	7.888	616	80.12
Stated Documentation	816	171,571,747	42.60	8.415	646	80.26
Total:	2,139	402,719,496	100	8.113	629	80.18

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,301	233,831,769	58.06	8.463	641	83.16
Refinance - Cashout	724	153,055,770	38.01	7.608	613	75.92
Refinance - Rate Term	114	15,831,956	3.93	7.824	614	77.19
Total:	2,139	402,719,496	100	8.113	629	80.18

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,496	276,581,504	68.68	8.043	628	79.27
PUD	456	90,588,386	22.49	8.160	627	82.37
Condo	150	26,849,071	6.67	8.497	638	82.14
2-4 Family	37	8,700,534	2.16	8.644	641	80.23
Total:	2,139	402,719,496	100	8.113	629	80.18

DESCRIPTION OF THE GROUP II COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August 2006	1	448,083	0.22	8.150	618	80.00
October 2006	4	1,703,699	0.82	9.096	664	84.45
November 2006	1	349,736	0.17	8.300	597	80.00
January 2008	9	1,914,993	0.92	7.694	625	77.41
February 2008	20	4,729,131	2.28	8.313	621	82.94
March 2008	81	18,823,511	9.08	8.073	642	81.20
April 2008	591	147,419,380	71.07	8.190	639	81.25
May 2008	87	22,137,690	10.67	8.053	640	81.75
June 2008	5	1,093,558	0.53	7.837	641	80.00
January 2009	5	1,251,459	0.60	7.457	627	80.00
February 2009	1	198,858	0.10	8.490	554	95.00
March 2009	1	334,304	0.16	7.400	641	89.43
April 2009	23	4,849,968	2.34	8.019	653	81.39
May 2009	4	1,083,237	0.52	7.587	642	80.00
April 2011	2	801,905	0.39	8.218	594	84.17
May 2011	1	276,809	0.13	7.950	629	95.00
Total:	836	207,416,322	100	8.156	639	81.36

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	5	835,770	0.40	8.417	678	82.10
5.000 - 5.499	12	2,613,326	1.26	7.419	643	78.56
5.500 - 5.999	52	14,940,519	7.20	7.207	654	77.98
6.000 - 6.499	168	42,491,734	20.49	7.513	634	80.49
6.500 - 6.999	193	50,177,419	24.19	7.915	646	80.54
7.000 - 7.499	172	42,387,012	20.44	8.321	643	81.78
7.500 - 7.999	137	32,971,986	15.90	8.802	634	83.26
8.000 - 8.499	48	10,866,247	5.24	9.255	622	82.60
8.500 - 8.999	37	7,954,113	3.83	9.495	611	84.66
9.000 - 9.499	6	1,093,161	0.53	10.207	615	88.59
9.500 - 9.999	4	806,133	0.39	9.851	628	89.38
10.000 - 10.499	2	278,902	0.13	11.097	608	81.98
Total:	836	207,416,322	100	8.156	639	81.36

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
12.000 - 12.499	1	254,000	0.12	5.250	673	56.70
12.500 - 12.999	3	1,015,784	0.49	6.163	670	80.00
13.000 - 13.499	33	10,101,691	4.87	6.670	651	80.42
13.500 - 13.999	54	17,254,322	8.32	7.086	653	79.20
14.000 - 14.499	106	27,780,207	13.39	7.404	648	79.85
14.500 - 14.999	177	46,807,523	22.57	7.844	644	80.12
15.000 - 15.499	173	43,005,402	20.73	8.263	637	81.40
15.500 - 15.999	131	29,966,936	14.45	8.750	630	81.69
16.000 - 16.499	60	12,617,264	6.08	9.255	632	83.63
16.500 - 16.999	57	11,602,978	5.59	9.757	626	86.29
17.000 - 17.499	21	3,879,497	1.87	10.218	608	87.45
17.500 - 17.999	11	1,877,375	0.91	10.686	570	91.52
18.000 - 18.499	4	710,354	0.34	11.150	617	90.93
18.500 - 18.999	3	363,218	0.18	11.500	547	92.78
19.500 - 19.999	2	179,769	0.09	12.771	607	100.00
Total:	836	207,416,322	100	8.156	639	81.36

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	254,000	0.12	5.250	673	56.70
5.500 - 5.999	3	1,110,375	0.54	6.169	667	80.00
6.000 - 6.499	20	6,982,325	3.37	6.450	632	79.83
6.500 - 6.999	43	13,385,599	6.45	6.896	659	78.40
7.000 - 7.499	107	27,591,344	13.30	7.280	652	79.85
7.500 - 7.999	179	48,768,200	23.51	7.804	644	80.17
8.000 - 8.499	181	45,269,081	21.83	8.237	640	81.26
8.500 - 8.999	135	30,674,626	14.79	8.718	631	81.94
9.000 - 9.499	64	13,543,558	6.53	9.235	629	83.94
9.500 - 9.999	60	12,365,873	5.96	9.732	627	85.39
10.000 - 10.499	21	3,897,711	1.88	10.188	604	87.72
10.500 - 10.999	12	2,096,647	1.01	10.704	572	91.36
11.000 - 11.499	5	933,996	0.45	11.114	618	88.32
11.500 - 11.999	3	363,218	0.18	11.500	547	92.78
12.500 - 12.999	2	179,769	0.09	12.771	607	100.00
Total:	836	207,416,322	100	8.156	639	81.36

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	6	2,501,519	1.21	8.815	647	83.03
1.500	717	177,360,172	85.51	8.126	640	81.24
2.000	2	468,762	0.23	7.354	723	80.00
3.000	111	27,085,869	13.06	8.305	633	82.02
Total:	836	207,416,322	100	8.156	639	81.36

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	98	25,005,744	12.06	8.342	640	81.90
1.500	738	182,410,578	87.94	8.131	639	81.29
Total:	836	207,416,322	100	8.156	639	81.36

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	92	22,648,325	10.92	8.258	640	81.76
6.500 - 6.999	1	122,321	0.06	9.800	565	95.00
7.000 - 7.499	743	184,645,676	89.02	8.142	639	81.30
Total:	836	207,416,322	100	8.156	639	81.36

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	458	75,836,640	18.83	8.876	636	82.84
12	59	13,767,491	3.42	8.561	635	80.93
24	712	151,410,014	37.60	8.167	637	82.37
36	133	22,949,314	5.70	8.119	622	80.21
60	777	138,756,036	34.45	7.591	616	76.25
Total:	2,139	402,719,496	100	8.113	629	80.18

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Justice Asante	212-250-8595